Exhibit 99.2

Tocagen Announces Pricing of Public Offering of Common Stock

SAN DIEGO, December 12, 2018 (GLOBE NEWSWIRE) — Tocagen Inc. (Nasdaq: TOCA), a clinical-stage, cancer-selective gene therapy company, today announced the pricing of an underwritten public offering of 3,000,000 shares of its common stock at a price to the public of $10.00 per share. The gross proceeds from the offering are expected to be approximately $30.0 million, before deducting the underwriting discounts and commissions and other offering expenses. The offering is expected to close on or about December 17, 2018, subject to customary closing conditions. In addition, the underwriters have been granted a 30-day option to purchase up to an additional 450,000 shares of Tocagen’s common stock at the public offering price, less the underwriting discounts and commissions.

Citigroup and Leerink Partners are acting as joint book-running managers for the offering.

The securities described above are being offered by Tocagen pursuant to a shelf registration statement on Form S-3 filed by Tocagen with the Securities and Exchange Commission (SEC), which was declared effective on May 23, 2018. A preliminary prospectus supplement and accompanying prospectus related to the offering was filed with the SEC and is available for free on the SEC’s website at http://www.sec.gov. Copies of the final prospectus supplement and the accompanying prospectus related to this offering, when available, may be obtained from: Citigroup Global Markets Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, or by telephone at (800) 831-9146; or Leerink Partners LLC, Attention: Syndicate Department, One Federal Street, 37th Floor, Boston, MA 02110, or by telephone at (800) 808-7525, ext. 6132, or by e-mail at syndicate@leerink.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Tocagen

Tocagen is a clinical-stage, cancer-selective gene therapy company developing first-in-class, broadly applicable product candidates designed to activate a patient’s immune system against their own cancer. Tocagen’s lead investigational product candidate, Toca 511 & Toca FC, is under evaluation in a pivotal Phase 3 trial (Toca 5) for recurrent high grade glioma (HGG), a disease with significant unmet medical need. The U.S. Food and Drug Administration awarded Tocagen an orphan drug grant for the Toca 5 trial and has granted Toca 511 & Toca FC Breakthrough Therapy Designation for the treatment of recurrent HGG. The European Medicines Agency has granted Toca 511 PRIME (PRIority MEdicines) designation for the treatment of glioma.

Cautionary Note on Forward-Looking Statements

This press release contains forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This press release may, in some cases, use terms such as “predicts,” “believes,” “potential,” “proposed,” “continue,” “estimates,” “anticipates,” “expects,” “expected,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Forward-looking statements include statements regarding intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things, the completion, timing and size of Tocagen’s public offering. Various factors may cause differences between Tocagen’s expectations and actual results, including risks and uncertainties associated with market conditions and the satisfaction of customary closing conditions related to the public offering, as well as those discussed in greater detail in Tocagen’s filings with the SEC, including without limitation in its Form 10-K for the year ended December 31, 2017 and in its subsequent Form 10-Qs. Any forward-looking statements that are made in this press release speak only as of the date of this press release. Tocagen assumes no obligation to update the forward-looking statements whether as a result of new information, future events or otherwise, after the date of this press release.

Tocagen Media Contact:

Pam Lord

Canale Communications

(619) 849-6003

pam@canalecomm.com

Tocagen Investor Contact:

Elizabeth Broder

Endurance Advisors

ebroder@enduranceadvisors.com

SOURCE Tocagen Inc.